UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.02   Unregistered Sale of Equity Securities

On July 22, 2014, GulfSlope Energy, Inc. (the “Company”) sold to 43 accredited investors an aggregate of 33,448,335 shares of its common stock (the “Shares”) at a purchase price of $0.24 per Share for gross proceeds of $8,027,600.  The Company and each of the investors entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Shares were sold.  The Stock Purchase Agreement contains terms and conditions that are normal and customary for a transaction of this type.

The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each investor pursuant to which the investors were granted demand registration rights.  Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement to register the resale under the Securities Act of 1933, as amended (“Securities Act”), of all Shares purchased in this offering within 30 days from the closing of the offering, and to have the registration statement declared effective, with certain exceptions, within 120 days from the closing of the offering.  If a registration statement registering the resale of the Shares has not been filed with the SEC or declared effective within the specified time periods following the closing of the offering, or if, after the registration statement has been declared effective, it ceases to be effective and available for use for more than an aggregate of 30 trading days (which need not be consecutive) during a 12-month period, then the Company will be required to pay the investors, pro rata, an amount equal to 1.0% of the purchase price paid by the investors for the Shares for each 30-day period of delay thereafter (pro rata for a lesser period of delay), up to a maximum of 5.0% of the purchase price for the Shares.  The Company has the option to pay such liquidated damages by issuing shares of its common stock rather than cash.

Cowen and Company, LLC acted as financial advisor to the Company and Cowen and Company, LLC and Sanders Morris Harris Inc. acted as placement agents in the private placement.  In connection with the sale of the Shares, the Company paid the placement agents sales commissions, fees and expense reimbursements of $388,000.

The foregoing descriptions of the Stock Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Stock Purchase Agreement and Registration Rights Agreement attached hereto as 10.1 and 10.2, respectively, each of which are incorporated herein by reference.

The offer and sale of the Shares described above were made without registration under the Securities Act, and the securities laws of certain states, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws. The sale of the Company’s common stock did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision.  Having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

ITEM 9.01    Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Form of Stock Purchase Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 25, 2014

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer